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                        Strong Total Return Fund, Inc

                                  EXHIBIT 16

                          SCHEDULE OF COMPUTATION OF
                            PERFORMANCE QUOTATIONS




I.      AVERAGE ANNUAL TOTAL RETURN

        A.      Formula
                       n              n _____
                P (1+T) =ERV  or   T=\ /ERV/P - 1

                P =     a hypothetical initial paymeent of $10,000

                T =     average annual total return

                n =     number of years

              ERV = ending redeemable value of a hypothetical $10,000 payment made at the beginning of the stated periods at the end of the stated periods.

        B.      Calculation
                     n _____
                T = \ /ERV/P-1

                1.      One-year period 10-31-95 through 10-31-96
                                  1 _____________
                        18.03% = \ /11,803/10,000-1

                2.      Five-year period 10-31-91 through 10-31-96

                                  5  ____________
                        13.14% = \ /18,536/10,000-1


                3.      Ten-year period 10-31-86 through 10-31-96
                                  10 _____________
                        10.26% = \  /26,567/10,000 - 1

                4.      Since inception 12-30-81 through 10-31-96
                                  14,233 _____________
                        15.38% = \      /83,480/10,000 - 1



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III.    TOTAL RETURN

        A.      Formula

                EV-IV
                _____
                 IV     =      TR

Where:          EV      =      Value at the end of the period, including
                               reinvestment of all dividends and capital gains distributions

                IV      =      Initial value of a hypothetical investment at
                               the net asset value

                TR      =      Total Return

        B.      Calculation

                EV-IV
                _____
                 IV     =      TR

                One-year period ended October 31, 1996


                11,803-10,000
                _____________

                   10,000       =       18.03%